As filed with the Securities and Exchange Commission on January 25, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J. Crew Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	5600	22-2894486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

J.Crew Group, Inc.

770 Broadway

New York, New York 10003

Telephone: (212) 209-2500

(Address including zip code, telephone number, including area code, of Registrant’s Principal Executive Offices)

Arlene S. Hong, Esq.

General Counsel

J.Crew Group, Inc.

770 Broadway

New York, New York 10003

Telephone: (212) 209-2500

(Name, address including zip code, telephone number, including area code, of agent for service)

Copies To:

Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Telephone: (212) 225-2000 Telecopy: (212) 225-3999	Robert E. Buckholz, Jr., Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Telephone: (212) 558-4000 Telecopy: (212) 558-3588

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-139890

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fees
Common stock, $.01 par value per share	1,687,589	$37.81	$63,807,740.09	$6,828

(1)	The 1,687,589 shares of common stock being registered in this Registration Statement are in addition to the 8,625,000 shares of common stock registered pursuant to the registrant’s Registration Statement on Form S-1 (No. 333-139890).

The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by J.Crew Group, Inc. (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-139890) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on January 25, 2007, are incorporated herein by reference into, and shall be deemed part of, this registration statement.

The Company hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount from the Company’s account to the Commission’s account at Mellon Bank as soon as practicable (but not later than the close of business on January 26, 2007), (ii) will not revoke such instructions, (iii) has sufficient funds in such account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during regular business hours on January 26, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-139890 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit No.	Document
Legal Opinion

5.1	Legal Opinion of Cleary Gottlieb Steen & Hamilton LLP. †

Other Exhibits

23.1	Consent of KPMG LLP, Independent Auditors.†

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP. Included in Exhibit 5.1. †

24.1	Power of Attorney. Incorporated by reference to Exhibit 24.1 of the S-1 Registration Statement filed on January 10, 2007 (No. 333-139890).

†	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 25, 2007.

J.Crew Group, Inc.

By:	/S/ MILLARD DREXLER
Millard Drexler
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/S/ MILLARD DREXLER Millard Drexler	Chairman of the Board, Chief Executive Officer and a Director (Principal Executive Officer)	January 25, 2007

/S/ JAMES SCULLY James Scully	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 25, 2007

* Richard Boyce	Director	January 25, 2007

* Mary Ann Casati	Director	January 25, 2007

* Jonathan Coslet	Director	January 25, 2007

* James Coulter	Director	January 25, 2007

* Steven Grand-Jean	Director	January 25, 2007

* Stuart Sloan	Director	January 25, 2007

* Josh Weston	Director	January 25, 2007

* By:	/S/ JAMES SCULLY
James Scully, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document
Legal Opinion

5.1	Legal Opinion of Cleary Gottlieb Steen & Hamilton LLP. †

Other Exhibits

23.1	Consent of KPMG LLP, Independent Auditors.†

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP. Included in Exhibit 5.1. †

24.1	Power of Attorney. Incorporated by reference to Exhibit 24.1 of the S-1 Registration Statement filed on January 10, 2007 (No. 333-139890).

†	Filed herewith.